                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-32463 and 333-92228 each on Form S-8 of PerkinElmer, Inc. of our report dated June 6, 2003, appearing in this Annual Report on Form 11-K of PerkinElmer, Inc. Savings Plan for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
June 30, 2003